Exhibit 10.1

AMENDMENT NO. 2, CONDITIONAL CONSENT AND WAIVER

THIS AMENDMENT NO. 2, CONDITIONAL CONSENT AND WAIVER (this “Amendment”) is dated as of August 22, 2020, by and among NN, INC., a Delaware corporation (the “Borrower”), the Guarantors, each of the banks signatory hereto as a “Revolving Credit Lender” (the “Lenders”) and TRUIST BANK, successor by merger to SunTrust Bank, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain the Second Amended and Restated Credit Agreement, dated as of December 19, 2019, by and among the Borrower, the banks and other financial institutions party thereto, the Administrative Agent and the other parties from time to time party thereto (as amended by that certain Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of July 29, 2020 (“Amendment No. 1”), and as may be further amended, restated, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”; capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement);

WHEREAS, the Borrower has informed the Administrative Agent and the Required Revolving Lenders that the Borrower desires to enter into a Stock Purchase Agreement (the “Purchase Agreement”) by and among the Borrower (as the “Seller” set forth therein), Precision Engineered Products Holdings, Inc. (as the “Company” set forth therein) and ASP Navigate Acquisition Corp., a Delaware corporation (as the “Purchaser” set forth therein), substantially in the form delivered to the Administrative Agent on or about the date hereof, in order to evidence the sale of all of the issued and outstanding Capital Stock of Precision Engineered Products Holdings, Inc., a Delaware corporation for cash consideration at closing in an amount equal to $755,000,000 subject to certain adjustments set forth therein (the “Specified Disposition”), and has requested that the Required Revolving Lenders consent thereto for purposes of maintaining compliance with the financial covenant in Section 7.14; and

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders (which constitute the Required Revolving Lenders) are willing to (i) provide such consent to the execution and delivery of the Purchase Agreement and the consummation of the Specified Disposition, (ii) agree to the amendments to Section 7.14 of the Credit Agreement requested by the Borrower set forth in Section 2 hereof and (iii) waive (and/or modify) each of the “Conditions Subsequent” set forth in Sections 4(d), 4(e) and 4(f) of Amendment No. 1 to the extent set forth in Section 3 hereof.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Conditional Consent. The Administrative Agent and the Required Revolving Lenders hereby expressly consent to the Borrower’s execution and delivery of the Purchase Agreement and subsequent consummation of the Specified Disposition and agree that neither the execution and delivery of the Purchase Agreement nor the consummation of the Specified Disposition shall result in the failure to comply with the conditions to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver set forth in Section 7.14 of the Credit Agreement so long as each of the following conditions is satisfied:

(a)	the executed Purchase Agreement shall be in form and substance substantially similar to the form of the agreement delivered to the Administrative Agent on August 22, 2020;

(b)

the Specified Disposition shall (i) qualify as a Disposition permitted pursuant to Section 7.05(i) of the Credit Agreement (notwithstanding Section 7.14 for purposes of this clause (b)(i)), (ii) be consummated no later than December 31, 2020 and (iii) result in the Borrower receiving Net Cash Proceeds of no less than $675,000,000 substantially concurrently with consummation of the Specified Disposition;

(c)

the Borrower shall cause 100% of the Net Cash Proceeds of the Specified Disposition to be applied as a prepayment of the Loans in the manner set forth in Section 2.05(b)(v) of the Credit Agreement, and the Administrative Agent shall have received all of such Net Cash Proceeds (which, for the avoidance of doubt, shall be no less than $675,000,000) from the Borrower on the same day that the Specified Disposition is consummated (unless such Net Cash Proceeds are received by the Borrower after 4:00pm Charlotte, North Carolina time, in which case the Administrative Agent shall have received such Net Cash Proceeds by 12:00pm Charlotte, North Carolina time on the following Business Day); provided that any such prepayment shall permanently prepay the Term Loans (and/or any other Obligations as set forth in Section 2.05(b)(v)) and extinguish the Term Commitments to the extent of such payment;

(d)

on or prior to 5:00pm Charlotte, North Carolina time on the second (2nd) Business Day following the consummation of the Specified Disposition, the Borrower shall cause the amount of the Revolving Credit Facility to be reduced by not less than $15,000,000 in accordance with Section 2.06(a) of the Credit Agreement; provided that (i) the Borrower shall make any voluntary prepayment necessary in order to satisfy the conditions to the reduction set forth in Section 2.06(a) (including the condition to cause the Total Revolving Credit Outstandings to not exceed the Revolving Credit Facility after giving effect to the reduction), but it is hereby understood and agreed that the five-Business Day notice of such reduction required pursuant to Section 2.06(a) of the Credit Agreement shall be deemed satisfied by execution of this Amendment so long as the Borrower provides concurrent notice (together with its notice of such voluntary prepayment) directing the reduction of the Revolving Credit Commitments as a result thereof and (ii) the foregoing reduction under this clause (d) shall result in the amount of the Revolving Credit Facility to be no greater than $60,000,000 immediately after giving effect to such reduction;

(e)

on or prior to June 30, 2021, the Borrower shall cause the amount of the Revolving Credit Facility to be reduced by an additional amount of not less than $10,000,000 in accordance with Section 2.06(a) of the Credit Agreement; provided that (i) the Borrower shall make any voluntary prepayment necessary in order to satisfy the conditions to the reduction set forth in Section 2.06(a) (including the condition to cause the Total Revolving Credit Outstandings to not exceed the Revolving Credit Facility after giving effect to the reduction), but it is hereby understood and agreed that the five-Business Day notice of such reduction required pursuant to Section 2.06(a) of the Credit Agreement shall be deemed satisfied by execution of this Amendment so long as the Borrower provides concurrent notice (together with its notice of such voluntary prepayment) directing the reduction of the Revolving Credit Commitments as a result thereof and (ii) the foregoing reduction under this clause (e) shall result in the amount of the Revolving Credit Facility to be no greater than $50,000,000 on and after June 30, 2021;

(f)

if, as of the last Business Day of any fiscal month (commencing with the fiscal month in which the Specified Disposition is consummated) (i) the Consolidated Cash Balance (as defined below) exceeds $35,000,000 and (ii) Revolving Credit Loans are outstanding, the Borrower shall, on the next Business Day thereafter, make a prepayment of the Revolving Credit Loans in an aggregate principal amount equal to such excess;

For purposes of the foregoing clause (f), “Consolidated Cash Balance” shall mean at any time, (a) the aggregate amount of cash, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds, commercial paper and Cash Equivalents, in each case, held or owned by, credited to the account of or would otherwise be required to be reflected as an asset on the balance sheet of the Borrower and its Subsidiaries less (b) the sum of (i) any restricted cash or Cash Equivalents to pay royalty obligations, working interest obligations, suspense payments, severance taxes, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower or any Subsidiary to third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (or, in the Borrower’s discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days), (ii) other amounts for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers but have not yet been subtracted from the balance in the relevant account of the Borrower or such Subsidiary and (iii) while and to the extent refundable, any cash or Cash Equivalents of the Borrower or any Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits; and

(g)

on or before August 28, 2020, the Borrower shall have paid to the Administrative Agent the reasonable and documented out-of-pocket expenses of counsel for the Administrative Agent incurred in connection with the preparation of this Amendment and the transactions contemplated hereby, the Conditional Consent executed on August 7, 2020, and all other matters relating to the representation of the Administrative Agent under the Credit Agreement and other Loan Documents (to the extent the Borrower receives an invoice from such counsel by August 25, 2020).

For the avoidance of doubt, it is understood and agreed that if the Borrower fails to satisfy any of the foregoing conditions at any time upon or after the consummation of the Specified Disposition, such failure shall result in an immediate Financial Covenant Event of Default under Section 8.01(b)(ii) of the Credit Agreement due to reinstatement of the Consolidated Net Leverage Ratio for the fiscal quarter ended June 30, 2020 as a result of the failure to satisfy the conditions to the Conditional 2Q20 and 3Q20 Financial Covenant Waiver.

Section 2. Amendments. Effective as of the Amendment No. 2 Effective Date, Section 7.14 of the Credit Agreement is hereby amended as follows:

(a) each of the first two uses of the phrase “the consummation of a Qualified Sale” in the initial paragraph of such Section shall be replaced in their entirety with the following reference:

“any prepayment of the Loans in an amount no less than $675,000,000 resulting from the proceeds of a Disposition of the life sciences division of the Borrower”; and

(b) Section 7.14 of Credit Agreement is hereby amended to add the following paragraph after the “Minimum Liquidity” table at the end of such Section:

“Notwithstanding the foregoing, the Borrower and Revolving Credit Lenders agree that all Liquidity thresholds contained in both the foregoing table and clause (i)(B) of the preceding paragraph shall each be automatically reduced on a dollar for dollar basis simultaneously with the consummation of any reduction to the amount of the Revolving Credit Facility pursuant to Section 2.06(a). Solely by way of example, if the Borrower reduces the amount of the Revolving Credit Facility by $15,000,000 on October 15, 2020, the Liquidity threshold set forth in clause (i)(B) of the preceding would be automatically reduced to “$7,000,000” through the end of the Suspension Period and each month-end Liquidity threshold set forth in the table would also be reduced by a corresponding $15,000,000 (e.g., the Liquidity threshold as of October 31, 2020 would be $12,000,000).”.

Section 3. Waiver. The Administrative Agent and Required Revolving Lenders hereby agree to waive each of the “Conditions Subsequent” set forth in Sections 4(d), 4(e) and 4(f) of Amendment No. 1 so long as the Specified Disposition is consummated subject to the satisfaction of all of the conditions set forth in Section 1 of this Amendment; provided the deadline in the “Condition Subsequent” set forth in Section 4(f) of Amendment No. 1 shall be hereby amended to December 31, 2020 (in lieu of December 15, 2020).

Section 4. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date that the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Required Revolving Lenders, (ii) the Administrative Agent, (iii) the Borrower and (iv) the Guarantors (such date, the “Amendment No. 2 Effective Date”).

Section 5. Representations and Warranties. The Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) it has the legal power and authority to execute and deliver this Amendment;

(b) the officers executing this Amendment on its behalf have been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

(c) the execution and delivery hereof by it and the performance and observance by it of the provisions hereof do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 of the Credit Agreement) upon any assets or property of any Loan Party under the provisions of (a) such Loan Party’s

Organization Documents, (b) any material agreement to which any Loan Party is a party, (c) any order, injunction, writ or decree of any Governmental Authority or (d) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (c) and (d) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(d) this Amendment constitutes its valid and binding obligation in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(e) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and

(f) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of the date when made.

Section 6. Guarantor Acknowledgement. Each Guarantor, by signing this Amendment:

(a) consents and agrees to and acknowledges the terms of this Amendment;

(b) acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(c) represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; and

(d) acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Credit Agreement.

Section 7. No Further Modifications; Ratification of Liability. Except as expressly consented to or amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and the Lenders and the Administrative Agent hereby require strict compliance with the terms and conditions of the Credit Agreement and the other Loan Documents in the future. Each of the Borrower and the other Loan Parties hereby (i) ratifies, confirms and reaffirms its respective liabilities, payment and performance obligations (contingent or otherwise) and each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, all as modified by this Amendment and (ii) acknowledges and agrees that this Amendment shall not in any way affect the validity and enforceability of any Loan Document (or Liens granted thereunder) to which it is a party, or reduce, impair or discharge the obligations of the Borrower or any other Loan Party. The Lenders’ agreement to the terms of this Amendment or any other modification of the Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing between the Borrower or any other Loan Party or the Lenders, or any of them.

Section 8. Other Provisions.

(a) Release. The Borrower and each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

(b) Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

(c) Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e-mail (including in a “.pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

(d) Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY MUTATIS MUTANDIS HERETO.

(e) Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

(f) No Novation. The parties hereto acknowledge and agree that the consent under and amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 2 Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders that are signatory hereto and the Administrative Agent have caused this Amendment to be duly executed by their respective duly authorized officers and representatives as of the day and year first above written.

BORROWER:

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel and Secretary

NN, Inc.

Amendment No. 2 and Conditional Consent and Waiver

Signature Page

Acknowledged and agreed to by each of the undersigned Guarantors:

INDUSTRIAL MOLDING CORPORATION
WHIRLAWAY CORPORATION
PNC ACQUISITION COMPANY, INC.
PMC USA ACQUISITION COMPANY, INC.
PMC ACQUISITION COMPANY, INC.
NN PRECISION PLASTICS, INC.
CAPROCK MANUFACTURING, INC.
CAPROCK ENCLOSURES, LLC
BRAININ-ADVANCE INDUSTRIES LLC
WAUCONDA TOOL & ENGINEERING LLC
LACEY MANUFACTURING COMPANY, LLC
GENERAL METAL FINISHING LLC
MATRIX I LLC
BOSTON ENDO-SURGICAL TECHNOLOGIES LLC
CONNECTICUT PLASTICS LLC
ADVANCED PRECISION PRODUCTS, INC.
HOWESTEMCO, LLC
PREMCO, INC.
PROFILES INCORPORATED
HOLMED, LLC
TRIGON INTERNATIONAL LLC
NN LIFE SCIENCES DESIGN & DEVELOPMENT, LLC
NN LIFE SCIENCES – VANDALIA, LLC
PMG INTERMEDIATE HOLDING CORPORATION
PMG ACQUISITION CORPORATION
PARAGON MEDICAL, INC.
PARAGON ACQUISITION CORP.
PARAGON MEDICAL INTERNATIONAL, INC.
PLATINUM SURGICAL INSTRUMENTS, INC.
SOUTHERN CALIFORNIA TECHNICAL ARTS, INC.
AUTOCAM CORPORATION
AUTOCAM-PAX, INC.
POLYMETALLURGICAL LLC
PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.
PRECISION ENGINEERED PRODUCTS LLC

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Vice President and Secretary

NN, Inc.

Amendment No. 2 and Conditional Consent and Waiver

Signature Page

TRUIST BANK, in its capacities as a Revolving Credit Lender and as Administrative Agent

By:	/s/ Frank McCormack
Name:	Frank McCormack
Title:	Senior Vice President

NN, Inc.

Amendment No. 2 and Conditional Consent and Waiver

Signature Page

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/ Philip VanFossan
Name:	Philip VanFossan
Title:	Executive Director

NN, Inc.

Amendment No. 2 and Conditional Consent and Waiver

Signature Page

KEYBANK NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Ari Deutchman
Name:	Ari Deutchman
Title:	Senior Vice President

NN, Inc.

Amendment No. 2 and Conditional Consent and Waiver

Signature Page

HOMETRUST BANK,
as a Revolving Credit Lender

By:	/s/ Corey Webb
Name:	Corey Webb
Title:	Senior Vice President

NN, Inc.

Amendment No. 2 and Conditional Consent and Waiver

Signature Page